Exhibit 10.1

FOURTH AMENDMENT TO SUBLEASE

        THIS FOURTH AMENDMENT TO SUBLEASE (this “Amendment”) made as of the 4th day of March 2020, by and between ARAMIS INC., a Delaware corporation, and a wholly-owned subsidiary of THE ESTEE LAUDER COMPANIES INC., having an address at 767 Fifth Avenue, New York, New York 10153 (“Sublandlord”'), and RSL MANAGEMENT CORP., a Delaware corporation, having an address at 767 Fifth Avenue, New York, New York 10153 (“Subtenant”).
WITNESSETH

WHEREAS, by that certain Lease dated as of July 10, 2003, between 767 Fifth Avenue, LLC (“Landlord”), as landlord, and Sublandlord, as tenant, as amended pursuant to various documents, including, but not limited to, (i) that certain First Amendment to Lease dated as of April 1, 2004, between Landlord and Sublandlord, (ii) that certain Second Amendment to Lease dated as of December 28, 2004, between Landlord and Sublandlord, (iii) that certain Third Amendment to Lease dated as of January 5, 2007, between Landlord and Sublandlord, (iv) that certain Fourth Amendment to Lease dated as of April 18, 2017, between Landlord and Sublandlord, (v) that certain Fifth Amendment to Lease dated as of July 31, 2017, between Landlord and Sublandlord, and (vi) that certain Sixth Amendment to Lease dated as of October 31, 2019, between Landlord and Sublandlord (as amended, the “Prime Lease”), Landlord leased to Sublandlord certain premises (the “Premises”), more particularly described in the Prime Lease, located in the building situated in the Borough of Manhattan, City, County and State of New York and known by the street address 767 Fifth Avenue, New York, New York 10153 (the “Building”), for a term expiring, with respect to the portion of the Premises comprising the Demised Premises (as defined below), on March 31, 2040.

WHEREAS, Subtenant is subleasing from Sublandlord a portion of the Premises (the (“Demised Premises”) pursuant to that certain Agreement of Sublease dated as of April 1, 2005, between Sublandlord and Subtenant as amended pursuant to (i) that certain First Amendment To Sublease dated as of February 28, 2007, between Sublandlord and Subtenant, (ii) that certain Second Amendment To Sublease dated as of January 27, 2010, between Sublandlord and Subtenant, and (iii) that certain Third Amendment To Sublease (“Third Amendment”) dated as of November 3, 2010, between Sublandlord and Subtenant (collectively hereinafter the “Existing Sublease”) for a term expiring at 11:59 pm on March 30, 2020.

WHEREAS, Sublandlord and Subtenant desire to modify and amend the Existing Sublease as hereinafter provided, and the Existing Sublease, as the same is amended by this Amendment, is hereinafter referred to as the “Sublease”.

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

1.Definitions. All capitalized terms used herein shall have the meanings ascribed to them in the Existing Sublease unless otherwise specifically set forth herein to the contrary.

2.Extension of Term, Fixed Rent and Additional Rent. The parties acknowledge and agree to the following :

a.The Term is extended until March 31, 2025.

b.Subtenant shall have the right to further extend the Term for up to three (3) additional consecutive periods of five (5) years each upon notice to Sublandlord given not less than one hundred eighty (180) days prior to the expiration of the then current Term. As used in the Sublease, the term “Expiration Date” means the last day the Term under Section 2(a) above or the last day of any exercised extensions of the Term under this Section 2(b), as applicable, unless the Term is sooner terminated as provided in the Sublease.

c.Commencing April 1, 2020, the Fixed Rent for the Term under Section 2(a) above, and any exercised extensions of the Term under Section 2(b) above, is $761,279.28 per annum, payable in equal monthly installments of $63,439.94 in advance on the first day of each calendar month.

d.Consistent with Section 2.b.(2) of the Third Amendment, and with respect to Section 6.B. of the Existing Sublease, (i) Subtenant's Proportionate Share remains 18.51% and (ii) Subtenant's Proportionate Share of the Additional Rent with respect to Services supplied solely to Suite 4200 of the Building remains 67.93%.

3.Representation Regarding Sublease. Each of Sublandlord and Subtenant represents and warrants to the other that the Sublease is in full force and effect and represents the entire agreement between Sublandlord and Subtenant with respect to the Demised Premises, and there are no other amendments, modifications or supplements thereto, or any other understandings, contracts, agreements or commitments of any kind whatsoever, whether oral or written.

4.Broker Representation. Each party hereto covenants, warrants and represents to the other party that it has had no dealings, conversations or negotiations with any broker concerning the execution and delivery of this Amendment. Each party hereto agrees to defend, indemnify and hold harmless the other party against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and disbursements, arising out of the indemnifying party's breach of its respective representations and warranties contained in this Paragraph 4.

5.No Implied Amendment. Except as expressly set forth in this Amendment, the terms and conditions of the Sublease shall continue in full force and effect without any change or modification and shall apply for the balance of the term of the Sublease. In the event of a conflict between the term of the Sublease and the terms of this Amendment, the terms of this Amendment shall govern.

6.Amendment. This Amendment shall not be altered, amended, changed, waived, terminated or otherwise modified in any respect or particular, and no consent or approval required pursuant to this Amendment shall be effective, unless the same shall be in writing and signed by or on behalf of the party to be charged.

7.Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and to their respective heirs, executors, administrators, successors and permitted assigns.

8.Merger. All prior statements, understandings, representations and agreements between the parties, oral or written, are superseded by and merged in the Sublease as amended by this Amendment, which alone fully and completely expresses the agreement between them in connection with this transaction and which is entered into after full investigation neither party relying upon any statement, understanding, representation or agreement made by the other not embodied in the Sublease.

9.Governing Law. This Amendment shall be interpreted and enforced in accordance with the laws of the state of New York.

10.Severability. If any provision of this Amendment shall be unenforceable or invalid, the same shall not affect the remaining provisions of this Amendment and to this end the provisions of this Amendment are intended to be and shall be severable.

11.Counterparts. This Amendment may be executed in any number of counterparts each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. Copies of this Amendment exchanged electronically are binding as originals.

12.Authority. Subtenant and Sublandlord, and each of the persons executing this Amendment on behalf of Subtenant and Sublandlord, do hereby warrant that the party for which they are executing this Amendment has full right and authority to enter into this Amendment, and that any person signing on behalf of such party is authorized to do so.

13.No Offer. This Amendment shall not be binding upon either party unless and until it is fully executed and delivered to both parties.

14.Captions. The captions preceding all of the paragraphs of this Amendment are intended only for convenience of reference and in no way define, limit or describe the scope of this Amendment or the intent of any provision hereof.

[signature page follows]

IN WITNESS WHEREOF, Sublandlord and Subtenant, and for the purpose of ratifying the Guarantee of Sublease with respect to the matters set forth in this Amendment and confirming that the Guarantee of Sublease remains in full force and effect, the Guarantor, have executed this Amendment as of the date and year first above written.

SUBLANDLORD:	SUBTENANT:
ARAMIS, INC.	RSL MANAGEMENT CORP.

By: /s/Jason M. Corrigan Name: Jason M. Corrigan Title: Vice President & Legal Counsel	By: /s/Ronald S. Lauder Name: Ronald S. Lauder Title: Chairman and President

GUARANTOR: /s/Ronald S. Lauder RONALD S. LAUDER

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